UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2026

Star Equity Holdings, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-38704	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

53 Forest Avenue, Suite 101
Old Greenwich, CT 06870
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (203) 489-9500
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	STRR	The NASDAQ Stock Market LLC
Series A Preferred Stock, $0.001 par value	STRRP	The NASDAQ Stock Market LLC
Preferred Share Purchase Rights
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2026, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Star Equity Holdings, Inc., (the “Company”) reviewed the compensation of certain officers in light of the results of the business for the year ended December 31, 2025. The Compensation Committee approved a modification to the previously disclosed executive incentive compensation plan (the “2025 Incentive Compensation Program”) for the Company’s executive officers, for the year ending December 31, 2025.

The 2025 Incentive Compensation Program is designed to award such officers for achieving certain corporate objectives and provides for both equity and cash incentive opportunities. Pursuant to the amendments to the 2025 Incentive Compensation Program, the Compensation Committee determined (i) the Company’s Chief Executive Officer, Jeffrey E. Eberwein, will receive a restricted stock unit (“RSU”) bonus of $268,380, (ii) the Chief Operating Officer Richard K. Coleman, Jr. will receive a cash bonus of $90,000 and an RSU bonus of $45,000, (iii) the Chief Accounting Officer, Matthew K. Diamond will receive a cash bonus of $45,743 and an RSU bonus of $53,021, and (iv) Jacob Zabkowicz, the Global Chief Executive Officer of Hudson Talent Solutions LLC (“HTS”), will receive a cash bonus of $150,000 and no RSU bonus. Mr. Eberwein’s and Mr. Diamond’s RSU bonus was granted last year and this determination is based on the satisfaction of performance conditions of such grant. Mr. Coleman’s RSU bonus is a new grant. Each RSU grant will vest pursuant to its terms.

The Compensation Committee also adopted the 2026 executive incentive compensation plan (the “2026 Executive Incentive Compensation Plan”) for the Company’s executive officers, for the year ending December 31, 2026. The 2026 Executive Incentive Compensation Plan is designed to award such officers for achieving certain corporate objectives and provides for both equity and cash incentive opportunities. Pursuant to the 2026 Executive Incentive Compensation Plan, the Compensation Committee (i) set the target RSU opportunity at $650,000 for Mr. Eberwein, (ii) set the target cash opportunity at $225,000 and the RSU opportunity at $112,500 for Mr. Coleman, (iii) set the target cash opportunity at $105,000 and the RSU opportunity at $60,000 for Mr. Diamond.

Payouts under the 2026 Executive Incentive Compensation Plan will be based upon whether the Company in 2026 achieves (i) operating company adjusted EBITDA exceeding certain specified amounts, (ii) certain corporate cost targets, (iii) investment division adjusted EBITDA exceeding certain specified amounts, and (iv) various qualitative objectives such as continuing expansion, improved financing structures, and support of operational companies performance.

As disclosed in Exhibit 10.1 to the Company’s Form 10-Q filed on November 14, 2025, the target cash opportunity for Mr. Zabkowicz in 2026 is $500,000 and the preferred stock opportunity is 30,000 shares. Payouts for Mr. Zabkowicz will be based on whether the Company in 2026 achieves (i) HTS adjusted EBITDA exceeding certain specified amounts, and (ii) HTS gross profit exceeding certain specified amounts.

The Compensation Committee also adopted the 2026 long-term incentive program (the “2026 LTIP”) for the Company’s executive officers and certain other employees, commencing on January 1, 2026, and ending on December 31, 2028. The 2026 LTIP is intended to incent long-term shareholder value creation. Payouts under the 2026 Executive Incentive Compensation Plan will be based upon whether the Company achieves increases in adjusted common shareholders’ equity book value exceeding certain specified amounts over the three-year period.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR EQUITY HOLDINGS, INC. (Registrant)

By:	/s/ MATTHEW K. DIAMOND
Matthew K. Diamond
Chief Accounting Officer

	Dated:	March 25, 2026

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